McGladrey & Pullen
Certified Public Accountants
Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-109953) on Form S-8 of Transcommunity Financial Corporation of our report dated March 24, 2006 relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-KSB of Transcommunity Financial Corporation for the year ended December 31, 2005.

Richmond, Virginia
March 31, 2006